Exhibit 99.1

Enveric Biosciences Announces Successful Synthesis and Filing of

Provisional Patent for EV104 – Cannabinoid + Celecoxib Conjugate

Target Indications include Osteoarthritis and Other Pain Conditions

NAPLES, Fla., February 8, 2022 - Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience company developing next-generation, psychedelic-inspired mental health, and oncology treatments, today announced the development of EV104a and EV104b, new molecular conjugates for Osteoarthritis (“OA”) and other pain indications.

The treatment paradigm for OA, as reflected in a recent review “Future Directions for the Management of Pain in Osteoarthritis” by Nidhi Sofat, is largely unsatisfactory and based on alleviating pain using NSAIDs and other pharmacotherapies or intra-articular injection of corticosteroids, or hyaluronic acid. Newer therapeutic alternatives, including combination treatments, are needed for optimal control of symptoms. Enveric recently licensed an Innovative Platform technology from Diverse Biotech that led to the successful synthesis of EV104a, and EV104b, two new chemical entity conjugates of cannabidiol (CBD) linked to celecoxib.

EV104a and EV104b are specifically designed to optimize pharmacokinetics and therapeutic synergy via improved delivery, targeting abilities, and potency to potentially be more efficacious and display fewer side effects than current treatments. Enveric has confirmed the stability of the molecules and the robustness of the manufacturing method. Pre-clinical in vitro testing and characterization of these molecules is underway. This program aims to create a new treatment with improved tolerability, decreased toxicity, fewer side effects, and enhanced long-term efficacy.

The EV104 celecoxib-cannabinoid conjugates are protected by a recently filed provisional United States patent application claiming the compositions, methods of synthesis, and methods of treatment for inflammatory medical conditions.

“We are pleased to announce the creation of EV104a and EV104b for the potential treatment of OA and other pain indications. Despite available therapies, individuals with OA continue to suffer and look for new treatments to remediate their pain. As the Company moves forward to execute our clinical development plans, we believe our assets have the potential to demonstrate superior efficacy with a more favorable safety profile compared to current standards of treatment,” said Dr. Joseph Tucker, CEO of Enveric Biosciences.

Osteoarthritis is the most common form of arthritis and a leading cause of disability, resulting in a reduced quality of life. Enveric’s EV104 program entered pre-clinical testing to advance into clinical development with the hope of offering better options for patients living with pain.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is an innovative biotechnology company developing next-generation mental health and oncology treatments and clinical discovery platform, leveraging psychedelic-derived molecules for the mind and synthetic cannabinoids for the body. Enveric’s robust pipeline supports drug discovery efforts and clinical development programs to enable the potential commercialization of effective treatments for millions of patients in need around the world. For more information, please visit www.enveric.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” expects” or “does not expect,” “proposed”, “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Natalie Dolphin

Enveric Biosciences Inc.

416.706.6364

ndolphin@enveric.com